                                                                       EXHIBIT 2

================================================================================


                         AGREEMENT AND PLAN OF MERGERS



                           Dated as of June 19, 1998


                                By and Between


                            BERKSHIRE HATHAWAY INC.


                                      And


                            GENERAL RE CORPORATION


================================================================================

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
RECITALS.............................................................................................   1

ARTICLE 1            FORMATION OF HOLDING COMPANY AND MERGER SUBSIDIARIES............................   2
   1.1               Holding Company.................................................................   2
   1.2               Organization of Merger Subsidiaries.............................................   3
   1.3               Actions of Directors and Officers of the Merger Subsidiaries....................   3
   1.4               Actions of Holding Company......................................................   3
   1.5               Board of Directors of Holding Company; Name of Holding Company..................   3

ARTICLE 2            THE MERGERS; DIRECTORS AND OFFICERSOF THE MERGER SUBSIDIARIES; CLOSING..........   3
   2.1               The Mergers.....................................................................   3
   2.2               Effects of the Mergers..........................................................   4
   2.3               Certificates of Incorporation; Bylaws...........................................   4
   2.4               Directors.......................................................................   4
   2.5               Officers........................................................................   5
   2.6               Closing.........................................................................   5

ARTICLE 3            EFFECT OF THE MERGERS ON SECURITIES OFBERKSHIRE, GENERAL, HOLDING COMPANYAND
                     THE MERGER SUBSIDIARIES.........................................................   5
   3.1               Merger Subsidiary Stock.........................................................   5
   3.2               Holding Company Capital Stock...................................................   5
   3.3               Effect on Berkshire Common Stock................................................   6
                     (a)   Cancellation of Treasury Stock............................................   6
                     (b)   Conversion of Berkshire Common Stock......................................   6
                     (c)   Cancellation and Retirement of Berkshire Common Stock.....................   6
                     (d)   Stock Plans...............................................................   6
   3.4               Effect on General Stock.........................................................   7
                     (a)   Cancellation of Treasury Stock and Berkshire-Owned General Stock..........   7
                     (b)   Conversion of General Stock...............................................   7
                     (c)   Cancellation and Retirement of General Stock..............................   7
                     (d)   Stock Plans...............................................................   7
   3.5               Exchange of General Certificates................................................   8
                     (a)   Exchange Agent............................................................   8
                     (b)   Exchange Procedures.......................................................   9
                     (c)   Distributions with Respect to Unexchanged Shares..........................  10
                     (d)   No Further Ownership Rights in General Common Stock.......................  10
                     (e)   No Fractional Shares......................................................  10
                     (f)   Termination of Exchange Fund..............................................  11

                     (g)   No Liability..............................................................  11
                     (h)   Investment of Exchange Fund...............................................  11
   3.6               General Preferred Stock.........................................................  11
   3.7               Partial Cash Election...........................................................  12
   3.8               Dissenting Shares...............................................................  13

ARTICLE 4            REPRESENTATIONS AND WARRANTIES..................................................  14
   4.1               Disclosure Schedules............................................................  14
   4.2               Representations and Warranties of General.......................................  14
                     (a)   Organization, Standing and Corporate Power................................  14
                     (b)   Subsidiaries..............................................................  14
                     (c)   Capital Structure.........................................................  15
                     (d)   Authority; Noncontravention...............................................  15
                     (e)   SEC Documents; Undisclosed Liabilities....................................  17
                     (f)   Information Supplied......................................................  17
                     (g)   Absence of Certain Changes or Events......................................  18
                     (h)   Litigation; Labor Matters; Compliance with Laws...........................  18
                     (i)   Employee Matters..........................................................  19
                     (j)   Tax Returns and Tax Payments..............................................  19
                     (k)   State Antitakeover Laws Not Applicable; No Other Restrictions.............  20
                     (l)   Environmental Matters.....................................................  21
                     (m)   Properties................................................................  21
                     (n)   Insurance Matters.........................................................  22
                     (o)   Liabilities and Reserves..................................................  22
                     (p)   Investment Advisory and Investment Company Matters........................  23
                     (q)   Brokers...................................................................  23
                     (r)   Opinion of Financial Advisor..............................................  24
                     (s)   Board Recommendation......................................................  24
                     (t)   Rights Agreement..........................................................  24
                     (u)   Required General Vote.....................................................  24
   4.3               Representations and Warranties of Berkshire.....................................  24
                     (a)   Organization, Standing and Corporate Power................................  24
                     (b)   Subsidiaries..............................................................  25
                     (c)   Capital Structure.........................................................  25
                     (d)   Authority; Noncontravention...............................................  26
                     (e)   SEC Documents; Undisclosed Liabilities....................................  27
                     (f)   Information Supplied......................................................  27
                     (g)   Absence of Certain Changes or Events......................................  28
                     (h)   Compliance with Laws......................................................  28
                     (i)   State Antitakeover Laws Not Applicable; No Other Restrictions.............  28
                     (j)   Interim Operations of Holding Company and the Merger
                            Subsidiaries.............................................................  28
                     (k)   Brokers...................................................................  29
                     (l)   Board Recommendation......................................................  29
                     (m)   Required Berkshire Vote...................................................  29

ARTICLE 5            COVENANTS RELATING TO CONDUCT OFBUSINESS PRIOR TO MERGER........................  29
   5.1               Conduct of Business of General..................................................  29

ARTICLE 6            ADDITIONAL AGREEMENTS...........................................................  32
   6.1               Preparation of Form S-4 and the Proxy Statement/Prospectus; Stockholder Meetings  32
   6.2               Letter of General's Accountants.................................................  33
   6.3               Berkshire Access to Information.................................................  33
   6.4               Best Efforts....................................................................  34
   6.5               Indemnification.................................................................  34
   6.6               Expenses........................................................................  35
   6.7               Public Announcements............................................................  35
   6.8               Affiliates......................................................................  35
   6.9               Stock Exchange Listing..........................................................  36
   6.10              Takeover Statutes...............................................................  36
   6.11              No Solicitation.................................................................  36
   6.12              Certain Agreements..............................................................  38
   6.13              Employee Benefits...............................................................  38
   6.14              Tax Matters.....................................................................  39

ARTICLE 7            CONDITIONS PRECEDENT............................................................  39
   7.1               Conditions to Each Party's Obligation To Effect the Transactions................  39
                     (a)   General Stockholder Approval..............................................  39
                     (b)   Berkshire Stockholder Approval............................................  40
                     (c)   NYSE Listing..............................................................  40
                     (d)   HSR Act...................................................................  40
                     (e)   No Injunctions or Restraints..............................................  40
                     (f)   Form S-4..................................................................  40
                     (g)   Rulings...................................................................  40
                     (h)   Consents, etc.............................................................  40
   7.2               Conditions to Obligation of Berkshire...........................................  40
                     (a)   Representations and Warranties............................................  41
                     (b)   Performance of Obligations of General.....................................  41
                     (c)   Tax Matters...............................................................  41
                     (d)   Redemption of General Preferred Stock.....................................  42
   7.3               Conditions to Obligation of General.............................................  42
                     (a)   Representations and Warranties............................................  42
                     (b)   Performance of Obligations of Berkshire...................................  42
                     (c)   Tax Opinion...............................................................  42

ARTICLE 8            TERMINATION, AMENDMENT AND WAIVER...............................................  43
   8.1               Termination.....................................................................  43
   8.2               Effect of Termination...........................................................  44

   8.3               Amendment.......................................................................  45
   8.4               Extension; Waiver...............................................................  45

ARTICLE 9            GENERAL PROVISIONS..............................................................  45
   9.1               Nonsurvival of Representations and Warranties...................................  45
   9.2               Notices                                                                           45
   9.3               Definitions.....................................................................  46
   9.4               Interpretation..................................................................  47
   9.5               Counterparts....................................................................  47
   9.6               Entire Agreement; No Third-Party Beneficiaries..................................  47
   9.7               Governing Law...................................................................  47
   9.8               Assignment......................................................................  47
   9.9               Enforcement.....................................................................  48
   9.10              Severability....................................................................  48

EXHIBIT A        Stock Option Agreement
EXHIBIT B        Voting Agreement
EXHIBIT C        Form of General Affiliate Letter
EXHIBIT D        Definition of "Rulings"

                         AGREEMENT AND PLAN OF MERGERS

          THIS AGREEMENT AND PLAN OF MERGERS (the "Agreement") is entered into as of June 19, 1998 by and between Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), and General Re Corporation, a Delaware corporation ("General").


                                 RECITALS

          WHEREAS, the Boards of Directors of Berkshire and General have each determined that it is in the best interests of their respective companies and stockholders to combine their businesses pursuant to the terms and conditions set forth herein (the "Transactions");

          WHEREAS, the Boards of Directors of Berkshire and General have further determined that it is in the best interests of their respective companies and stockholders to accomplish such combination by their respective stockholders exchanging their shares for shares of a new holding company, and to accomplish such exchanges by Berkshire and General merging into subsidiaries of such holding company;

          WHEREAS, in furtherance of such determination, Berkshire and General have caused NBH, Inc., a Delaware corporation ("Holding Company"), to be formed and Holding Company has formed two wholly owned subsidiaries, Wyllis Merger Sub Inc., a Delaware corporation ("Merger Sub A"), and Steven Merger Sub Inc., a Delaware corporation ("Merger Sub B");

          WHEREAS, the Board of Directors of each of Berkshire, General, and Holding Company have approved, and deem it advisable, that Merger Sub A merge with and into Berkshire and Merger Sub B merge with and into General, pursuant to the Merger Agreements (as defined below), with the result that Holding Company will acquire through mergers, upon the terms and subject to the conditions set forth in this Agreement, (A) each share of Common Stock, par value $0.50 per share, of General ("General Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 2.1(b)), and (B) each share of Class A Common Stock, $5.00 par value per share, of Berkshire ("Berkshire Class A Common Stock") and each share of Class B Common Stock, $0.1667 par value per share, of Berkshire ("Berkshire Class B Common Stock" and, together with Berkshire Class A Common Stock, "Berkshire Common Stock") issued and outstanding immediately prior to the Effective Time;

          WHEREAS, the Transactions and this Agreement require the approval thereof by a majority of the votes entitled to be cast thereon by holders of the outstanding shares of General Common Stock and the Series A ESOP Convertible Preferred Stock, no par value, of General ("General Preferred Stock" and, together with General Common Stock, "General

Stock") entitled to vote thereon, voting together as a single class, for the approval thereof (the "General Stockholder Approval");

          WHEREAS, the Transactions and this Agreement require the approval thereof by a majority of the votes entitled to be cast thereon by holders of the outstanding shares of Berkshire Class A Common Stock and Berkshire Class B Common Stock entitled to vote thereon, voting together as a single class, for approval thereof (the "Berkshire Stockholder Approval");

          WHEREAS, in order to induce Berkshire to enter into this Agreement, as a condition to, and concurrently with the execution of, this Agreement, Berkshire and General are entering into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit A;

          WHEREAS, in order to induce General to enter into this Agreement, as a condition to, and concurrently with the execution of, this Agreement, Warren E. Buffett and Charles T. Munger, the beneficial owners of approximately 40% and 1.5%, respectively, of the voting power of Berkshire Common Stock, are entering into a voting agreement (the "Voting Agreement") with General in the form attached hereto as Exhibit B; and

          WHEREAS, for United States Federal income tax purposes, it is intended that the Transactions structured as described above will qualify as an exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE 1

             FORMATION OF HOLDING COMPANY AND MERGER SUBSIDIARIES

     1.1   Holding Company.  At the Effective Time, the Certificate of
           ---------------
Incorporation and Bylaws of Holding Company shall be substantially in the form of the Certificate of Incorporation and Bylaws of Berkshire as of the date of this Agreement, provided, that the Certificate of Incorporation of Holding
                --------
Company will provide that the authorized capital stock of Holding Company shall consist initially of 1,650,000 shares of Class A common stock, $5.00 par value ("Holding Company Class A Common Stock"), 55,000,000 shares of Class B common stock, $0.1667 par value ("Holding Company Class B Common Stock" and, together with Holding Company Class A Common Stock, "Holding Company Common Stock") and 1,000,000 shares of preferred stock, no par value.

     1.2  Organization of Merger Subsidiaries.  Merger Sub A and Merger Sub B
          -----------------------------------
have been organized for the sole purpose of effectuating the Berkshire Merger (as defined in Section 2.1(a)) and the General Merger (as defined in Section 2.1(a)). The authorized capital stock of Merger Sub A initially consists of 1,000 shares of common stock, par value $.01 per share, which shall be issued to Holding Company at a price of $1.00 per share. The authorized capital stock of Merger Sub B initially consists of 1,000 shares of common stock, par value $.01 per share, which shall be issued to Holding Company at a price of $1.00 per share.

     1.3  Actions of Directors and Officers of the Merger Subsidiaries.  As
          ------------------------------------------------------------
promptly as practicable following the execution of this Agreement, (a) Holding Company shall elect the directors of the Merger Subsidiaries, (b) the directors of the Merger Subsidiaries shall elect their respective officers, (c) the directors of Holding Company shall ratify and approve this Agreement and approve the forms of the Merger Agreements (as defined in Section 2.1), (d) the directors and officers of the Merger Subsidiaries shall take such steps as may be necessary or appropriate to complete the organization of the Merger Subsidiaries and to approve the Merger Agreements, and (e) the Merger Agreements shall be executed on behalf of the parties thereto.

     1.4  Actions of Holding Company.  As promptly as practicable following
          --------------------------
the execution of this Agreement, Holding Company shall ratify and approve this Agreement, and shall, as the sole shareholder of each of the Merger Subsidiaries, adopt the Merger Agreements. The parties shall cause Holding Company and the Merger Subsidiaries to perform their respective obligations under this Agreement and the Merger Agreements.

     1.5  Board of Directors of Holding Company; Name of Holding Company.
          --------------------------------------------------------------
Immediately after the Effective Time, Ronald E. Ferguson, Chairman and Chief Executive Officer of General, shall be duly appointed as a director of Holding Company, and the other directors of Holding Company shall be the directors of Berkshire immediately prior to the Effective Time. Immediately after the Effective Time, Holding Company shall change its name to "Berkshire Hathaway Inc."

                                   ARTICLE 2

                      THE MERGERS; DIRECTORS AND OFFICERS
                      OF THE MERGER SUBSIDIARIES; CLOSING

     2.1  The Mergers.
          -----------

          (a) Pursuant to Plans of Merger, in forms to be mutually agreed upon by Berkshire and General (sometimes hereinafter referred to individually as the "Berkshire Merger Agreement" and the "General Merger Agreement", respectively, and collectively as the "Merger Agreements"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreements and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time:

               (i) Merger Sub A shall be merged with and into Berkshire (the "Berkshire Merger") and Berkshire shall be the surviving corporation in the Berkshire Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the Berkshire Merger, Berkshire shall become a wholly owned subsidiary of Holding Company.

               (ii) Merger Sub B will be merged with and into General (the "General Merger" and, together with the Berkshire Merger, the "Mergers"), and General shall be the surviving corporation in the General Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the General Merger, General shall become a wholly owned subsidiary of Holding Company.

          (b)  The term "Effective Time" shall mean the time and date which is
(i) the later of (A) the date and time of the filing of the certificate of merger relating to the Berkshire Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) and (B) the date and time of the filing of a certificate of merger relating to the General Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) or (ii) such other time and date as is permissible in accordance with the DGCL and as Berkshire and General may agree; provided that, in any event, (I) the Effective Time shall not be prior to the
--------
Closing (as defined in Section 2.6) and shall be as soon as practicable thereafter and (II) the parties shall use their best efforts to cause the Berkshire Merger and the General Merger to occur contemporaneously or as close thereto as is practicable.

     2.2  Effects of the Mergers.  The Mergers shall have the effects set
          ----------------------
forth in the DGCL.

     2.3  Certificates of Incorporation; Bylaws.
          -------------------------------------

          (a) The Certificate of Incorporation and Bylaws of Merger Sub A as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation of the Berkshire Merger until thereafter changed or amended as provided therein or by applicable law.

          (b) The Certificate of Incorporation and Bylaws of Merger Sub B as in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation of the General Merger until thereafter changed or amended as provided therein or by applicable law.

     2.4  Directors.  The directors of Merger Sub A immediately prior to the
          ---------
Effective Time shall be the directors of the surviving corporation of the Berkshire Merger as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law. The directors of Merger Sub B immediately prior to the Effective Time shall be the directors of the surviving corporation of the General Merger as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

     2.5  Officers.  The officers of Berkshire and General immediately prior
          --------
to the Effective Time shall be the officers of the surviving corporations of the Berkshire Merger and the General Merger, respectively, as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

     2.6  Closing.  Unless this Agreement shall have been terminated and the
          -------
transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in
Article 7, the closing (the "Closing") of the Transactions will take place at 10:00 a.m. local time on the second business day after satisfaction of the conditions set forth in Section 7.1 (or, if not satisfied or waived at that time, as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 7.2 and 7.3) (the "Closing Date"), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.


                                   ARTICLE 3

                    EFFECT OF THE MERGERS ON SECURITIES OF
                      BERKSHIRE, GENERAL, HOLDING COMPANY
                          AND THE MERGER SUBSIDIARIES

     3.1  Merger Subsidiary Stock.  At the Effective Time, by virtue of the
          -----------------------
Berkshire Merger, each share of the common stock of Merger Sub A outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Berkshire Merger. At the Effective Time, by virtue of the General Merger, each share of the common stock of Merger Sub B outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the General Merger.

     3.2  Holding Company Capital Stock.  At the Effective Time, each share of
          -----------------------------
the capital stock of Holding Company issued and outstanding immediately prior to the Effective Time shall be cancelled without payment therefor.

     3.3  Effect on Berkshire Common Stock.  At the Effective Time, by virtue
          --------------------------------
of the Berkshire Merger and without any action on the part of the holder of any shares of Berkshire Common Stock:

          (a)  Cancellation of Treasury Stock.  Each share of Berkshire Common
               ------------------------------
Stock that is owned by Berkshire or any subsidiary of Berkshire shall automatically be cancelled and retired and shall cease to exist, and no cash, Holding Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (b)  Conversion of Berkshire Common Stock.  Except as provided in
               ------------------------------------
Section 3.3(a), each issued and outstanding share of Berkshire Common Stock shall be converted into the following:

               (i) for each such share of Berkshire Class A Common Stock, one fully paid and nonassessable share of Holding Company Class A Common Stock; or

               (ii) for each such share of Berkshire Class B Common Stock, one fully paid and nonassessable share of Holding Company Class B Common Stock.

          (c)  Cancellation and Retirement of Berkshire Common Stock.  (i) All
               -----------------------------------------------------
shares of Berkshire Class A Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Class A Common Stock and (ii) all shares of Berkshire Class B Common Stock issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each such certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Class B Common Stock.

          (d)  Stock Plans.  Each outstanding option or right to purchase
               -----------
shares of Berkshire Class B Common Stock (a "Berkshire Option") shall, if agreed by the holder of any such Berkshire Option to the extent such agreement is required, be assumed by Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Class B Common Stock, with each such Berkshire Option to otherwise be exercisable upon the same terms and conditions as then are applicable to such Berkshire Option, including the number of shares and exercise price provided thereby. Holding Company shall assume all rights and obligations of Berkshire under Berkshire's stock option plans as in effect at the Effective Time and shall continue such plans in accordance with their terms.

     3.4  Effect on General Stock.  At the Effective Time, by virtue of the
          -----------------------
General Merger and without any action on the part of the holder of any shares of General Stock:

          (a)  Cancellation of Treasury Stock and Berkshire-Owned General Stock.
               ----------------------------------------------------------------
Each share of General Common Stock, together with the rights (the "Rights") attached thereto to purchase Series A Junior Participating Preferred Stock of General (the "General Junior Preferred Stock") issued pursuant to the Rights Agreement (the "Rights Agreement") dated as of September 11, 1991 between General and Bank of New York, as Rights Agent (as it may be amended), that is owned by General or any subsidiary of General and each share of General Common Stock (with the associated Rights) that is owned by Berkshire or any subsidiary of Berkshire shall automatically be cancelled and retired and shall cease to exist, and no cash, Holding Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (b)  Conversion of General Stock.  Except as otherwise provided
               ---------------------------
herein and subject to Sections 3.5, 3.7 and 3.8, each issued and outstanding share of General Common Stock (with the associated Rights) shall be converted into either (i) the right to receive from the Holding Company 0.0035 of a fully paid and nonassessable share of Holding Company Class A Common Stock or (ii) the right to receive from the Holding Company 0.105 of a fully paid and nonassessable share of Holding Company Class B Common Stock, as determined pursuant to the election procedures set forth in Section 3.5(b) (the "Merger Consideration"). In the event that, between the date of this Agreement and the Effective Time, the issued and outstanding shares of Berkshire Common Stock shall have been changed into a different number or class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Merger Consideration shall be appropriately adjusted.

          (c)  Cancellation and Retirement of General Stock.  All shares of
               --------------------------------------------
General Common Stock (with the associated Rights), other than shares referred to in Section 3.4(a), issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of General Common Stock (with the associated Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 3.4(b) and any cash in lieu of fractional shares of Holding Company Class B Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 3.5.

          (d)  Stock Plans.  Prior to the mailing of the Proxy
               -----------
Statement/Prospectus (as defined in Section 6.1(a)) to General's or Berkshire's stockholders, the Board of Directors of General (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

               (i) Adjust the terms of all outstanding employee stock options to purchase shares of General Common Stock ("General Stock Options") granted under any of General's 1995 Long Term Compensation Plan, Long Term Compensation Plan, 1996 Employee Stock Award Plan or 1989 Long Term Compensation Plan (collectively, the "Option Plans"), to provide that, at the Effective Time, each General Stock Option outstanding immediately prior to the Effective Time shall (except to the extent that Berkshire and the holder of a General Stock Option otherwise agree in writing prior to the Effective Time) be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such General Stock Option, the number of shares of Holding Company Class B Common Stock equal to the product of (1) the number of shares of General Common Stock issuable upon exercise of such General Stock Option and (2) 0.105, provided that any fractional shares of Holding Company Class B Stock resulting from such multiplication shall be rounded up or down to the nearest one one-hundredth of a share (provided that, notwithstanding the foregoing, the terms of such
                 --------
     General Stock Option shall provide for the payment of cash in lieu of any fractional share of Holding Company Class B Common Stock upon exercise thereof in an amount equal to such fraction multiplied by the last sale price of Holding Company Class B Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape on the date of exercise), at a price per share equal to (x) the exercise price for the shares of General Common Stock otherwise purchasable pursuant to such General Stock Option divided by (y) 0.105, provided, that such exercise price shall be rounded up or
                   --------
     down to the nearest cent.

               (ii) Except as provided in Section 6.13 or as otherwise agreed to in writing by the parties, (A) the Option Plans, the 1998 Employee Stock Purchase Plan and the Stock Unit Plan for Directors, the Employee Stock Savings and Ownership Plan, Cologne Reinsurance Company 401K Profit Sharing Plan and the Retirement Plan for Directors, and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of General or any subsidiary (collectively, the "Stock Plans") shall terminate as of the Effective Time, and (B) General shall ensure that following the Effective Time no holder of a General Stock Option nor any participant in any of the Stock Plans shall have any right thereunder to acquire equity securities of General or the Holding Company.

     3.5  Exchange of General Certificates.
          --------------------------------

          (a)  Exchange Agent.    Prior to the mailing of the Proxy Statement/
               --------------
Prospectus to General's stockholders and Berkshire's stockholders, Berkshire shall designate and appoint a bank or trust company reasonably satisfactory to General to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. As soon as reasonably practicable as of or after the Effective Time, Holding Company shall deposit the Merger Consideration with the Exchange Agent for the benefit of the holders of shares of General Stock, for exchange in accordance with this Article 3.

          (b)  Exchange Procedures.  As soon as practicable after the
               -------------------
Effective Time, the Exchange Agent shall mail to each holder of an outstanding certificate or certificates which prior thereto represented shares of General Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificates to such Exchange Agent), and (ii) instructions for use in effecting the surrender of the certificates for the Merger Consideration. The letter of transmittal shall permit each such holder to elect (a "Class A Election") the aggregate number of shares of General Common Stock represented by the certificate(s) surrendered therewith to be converted into shares of Holding Company Class A Common Stock pursuant to Section 3.4(b)(i) or Section 3.7(c)(i), as the case may be, and shall provide that all shares of General Common Stock represented thereby with respect to which a Class A Election has not been made shall be converted into Holding Company Class B Common Stock pursuant to Section 3.4(b)(ii) or Section 3.7(c)(ii), as the case may be. Notwithstanding the foregoing, the aggregate number of shares of General Common Stock of any holder with respect to which a Class A Election has been made shall be reduced, and the number of shares to be converted into Holding Company Class B Common Stock shall be increased, by a number of shares (including fractions thereof) equal to the quotient (rounded to four decimal places) obtained by dividing (x) an amount equal to (1) the product of the exchange ratio set forth in Section 3.4 (b)(i) or Section 3.7(c)(i)(A), as the case may be, and the aggregate number of shares with respect to which such holder has made a Class A Election minus (2) an amount equal to the product obtained in the preceding clause (1) rounded down to the nearest whole number, by (y) the exchange ratio referred to in such clause (1). Upon proper surrender to the Exchange Agent of such certificates for cancellation, the holder of such certificates shall after the Effective Time be entitled only to a certificate or certificates representing the number of full shares of Holding Company Common Stock into which the aggregate number of shares of General Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and any cash constituting Merger Consideration, cash in lieu of fractional shares and cash dividends or distributions to which such holder is entitled. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of General or its transfer agent of certificates representing shares of General Common Stock and if such certificates are presented to General for transfer, they shall be cancelled against delivery of certificates for Holding Company Common Stock and cash in lieu of fractional shares as provided herein. If any certificate for such Holding Company Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for General Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Holding Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Holding Company Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Holding

Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.5(b), each certificate for shares of General Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and any cash payable hereunder. No interest will be paid or will accrue on the Merger Consideration, any dividends or distributions or any cash payable in lieu of any fractional shares of Holding Company Common Stock.

          (c)  Distributions with Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions with respect to Holding Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of General Common Stock with respect to the shares of Holding Company Common Stock represented thereby and no cash payment as Merger Consideration, for dividends or distributions on Holding Company Stock with a record date on or following the Effective Time or in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.5(e) until the surrender of such certificate in accordance with this Section 3.5. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of Holding Company Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Holding Company Class B Common Stock to which such holder is entitled hereunder and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Holding Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holding Company Common Stock.

          (d)  No Further Ownership Rights in General Common Stock.  All
               ---------------------------------------------------
shares of Holding Company Common Stock issued and cash paid pursuant to Section 3.5(e) upon the surrender for exchange of certificates representing shares of General Common Stock in accordance with the terms of this Article 3 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of General Common Stock (and the associated Rights) theretofore represented by such certificates.

          (e)  No Fractional Shares.  No certificates or scrip representing
               --------------------
fractional shares of Holding Company Class B Common Stock shall be issued upon the surrender for exchange of certificates representing shares of General Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Holding Company. Notwithstanding any other provision of this Agreement, (A) each holder of shares of General Common Stock exchanged pursuant to the General Merger who would have otherwise been entitled to receive a fraction of a share of Holding Company Class B Common Stock shall receive, in lieu thereof, a cash payment (without interest) equal to the product of (x) such fraction and (y) the Average Trading Price for one share of Berkshire Class B Common Stock. For purposes of this Agreement, "Average Trading Price" shall mean the average of the high and low trading prices of Berkshire Class A Common Stock or Bentwood Class B Common Stock, as the case may be, as reported on the NYSE Composite Tape for each of the five consecutive trading days ending on the last full trading day immediately prior to the date on which the Effective Time occurs.

          (f)  Termination of Exchange Fund.  Any portion of the Merger
               ----------------------------
Consideration deposited with the Exchange Agent pursuant to this Section 3.5 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of General Common Stock for nine months after the Effective Time shall be delivered to Holding Company, upon demand, and any holders of shares of General Common Stock who have not theretofore complied with this Article 3 shall thereafter look only to Holding Company and only as general creditors thereof for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Holding Company Class B Common Stock and any dividends or distributions with respect to whole shares of Holding Company Common Stock to which such holders may be entitled.

          (g)  No Liability.  None of Holding Company, Berkshire, General or
               ------------
the Exchange Agent shall be liable to any person in respect of any shares of Holding Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of General Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any shares of Holding Company Common Stock, any cash payable as Merger Consideration or in lieu of fractional shares of Holding Company Class B Common Stock or any dividends or distributions with respect to Holding Company Common Stock in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.1(d)), any such shares, cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of Holding Company, free and clear of all claims or interest of any person previously entitled thereto.

          (h)  Investment of Exchange Fund.  The Exchange Agent shall invest
               ---------------------------
any cash included in the Exchange Fund, as directed by Berkshire (or Holding Company after the Effective Time), on a daily basis. Any interest and other income resulting from such investments shall be paid to Berkshire (or Holding Company after the Effective Time).

     3.6  General Preferred Stock.  General agrees to take all actions
          -----------------------
necessary to call for redemption, and to redeem, all of the shares of General Preferred Stock as of immediately prior to the Effective Time pursuant to the terms thereof.

     3.7  Partial Cash Election.
          ---------------------

          (a) Subject only to Berkshire's compliance in all material respects with Section 6.14, Berkshire shall be permitted to elect (the "Partial Cash Election"), but may decline to elect, to pay a portion of the Merger Consideration in cash as provided under Section 3.7(c). Berkshire may make the Partial Cash Election by giving written notice to General indicating that it is making the Partial Cash Election within ten business days following the earlier of (x) Berkshire being informed by the Internal Revenue Service of the United States ("IRS") that it will not grant the 351(e) Ruling (as defined in Section 6.14) (and, if the IRS will not grant the 351(e) Ruling as a result of the United States Treasury Department (the "Treasury Department") withdrawing or announcing its intention to withdraw Proposed Treasury Regulation Sections 1.351-1(c)(1)(ii)(d) and 1.368-4 (the "Proposed Regulations"), Berkshire also being informed by the IRS that it will not grant the 368(c) Ruling (as defined in Section 6.14)), or (y) February 19, 1999. Notwithstanding the prior sentence, Berkshire may not make the Partial Cash Election if Berkshire has received written notice of the issuance of either (I) the 351(e) Ruling and the No Gain or Loss Ruling or (II), if the Treasury Department has withdrawn the Proposed Regulations, the No Gain or Loss Ruling or the 368(c) Ruling by the IRS on or prior to the date Berkshire makes the election. In the event Berkshire is entitled to make the Partial Cash Election and does not give any written notice declining to make the Partial Cash Election to General, as of the expiration of such ten business days, Berkshire shall be deemed to have made the Partial Cash Election. Berkshire shall not be permitted to make the Partial Cash Election except to the extent provided in this Section 3.7. Notwithstanding any provision to the contrary contained in this Agreement, none of the failure to receive one or more of the Rulings, the making of the Partial Cash Election or the effects of any of the foregoing shall be deemed a material adverse effect to any party hereunder or constitute a basis for any party not to consummate the transactions contemplated hereby.

          (b) If the Partial Cash Election has been made, then, notwithstanding any other provision of this Agreement, at the Effective Time: (i) the Berkshire Merger shall not be consummated, (ii) the outstanding Holding Company Stock shall not be cancelled nor will any additional Holding Company stock be issued,
(iii) the Transactions will have no effect on Berkshire Common Stock or any Berkshire Option, the Berkshire Certificate of Incorporation and Bylaws, or the Berkshire Board of Directors and officers, except that Ronald E. Ferguson, Chairman and Chief Executive Officer of General, shall be duly appointed as a director of Berkshire (rather than Holding Company) immediately after the Effective Time, (iv) all of the rights and obligations of Holding Company shall enure to, or be obligations of, Berkshire, (v) as appropriate, references herein to Holding Company Class A Common Stock and Holding Company Class B Common Stock shall instead refer to Berkshire Class A Common Stock and Berkshire Class B Common Stock, respectively, and (vi) Berkshire shall take any action required so that Merger Sub B is a direct subsidiary of a direct subsidiary of Berkshire.

          (c)  If the Partial Cash Election has been made, then, notwithstanding
Section 3.4(b), for each issued and outstanding share of General Common Stock (with the associated Rights), the Merger Consideration shall consist of either (i) the right to receive from Berkshire (A) 0.003395 of a fully paid and nonassessable share of Berkshire Class A Common Stock and (B) an amount in cash equal to the product of .000105 and the Average Trading Price of one share of Berkshire Class A Common Stock, or (ii) the right to receive from Berkshire (x) 0.10185 of a fully paid and nonassessable share of Berkshire Class B Common Stock and (y) an amount in cash equal to the product of .00315 and the Average Trading Price of one share of Berkshire Class B Common Stock, as determined pursuant to the election procedures set forth in Section 3.5(b).

          (d) As promptly as practicable after the date hereof, and in any event prior to the filing of the Ruling Request (as defined in Section 6.14(a)), Berkshire shall issue to General shares of a new class of non-voting, non-participating cumulative preferred stock of Berkshire, which shares shall have an aggregate face amount of $1,000,000, shall pay dividends at a market rate and shall be redeemable for their aggregate face amount (plus accrued but unpaid dividends) at Berkshire's option after five years from the date of issuance, and in exchange General shall issue to Berkshire an equal number of shares of a new class of preferred stock of General having equivalent value and substantially identical terms. The preferred stock issued pursuant to this Section 3.7(d) shall not be converted in the Berkshire Merger or the General Merger and shall remain outstanding following the Effective Time.

     3.8  Dissenting Shares.  Notwithstanding anything in this Agreement to
          -----------------
the contrary, General Common Stock outstanding immediately prior to the Effective Time and held by a holder who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL, if such
Section 262 provides for appraisal rights for such General Common Stock in the General Merger ("Dissenting Shares"), shall not be converted as provided in
Section 3.7(c) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration as provided in Section 3.4(b) or Section 3.7(c) hereof, as appropriate, together with any dividends or distributions payable thereon or cash in lieu of fractional shares, and to which such holder is entitled, without interest thereon. General shall give Berkshire prompt notice of any demands received by General for appraisal of General Common Stock, and, prior to the Effective Time, Berkshire shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, General shall not, except with the prior written consent of Berkshire, make any payment with respect to, or offer to settle, any such demands.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     4.1  Disclosure Schedules.  On or prior to the date hereof, General has
          --------------------
delivered to Berkshire and Berkshire has delivered to General a schedule (each, a "Disclosure Schedule" and respectively the "General Disclosure Schedule" and the "Berkshire Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 4.2 or 4.3, respectively, or to one or more of its covenants contained herein; provided, that the mere inclusion of an item in a Disclosure Schedule as an
--------
exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a material adverse effect with respect to any party hereto. For purposes of this Agreement, "Previously Disclosed" by a party shall mean information set forth in such party's Disclosure Schedule and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

     4.2  Representations and Warranties of General.  General represents and
          -----------------------------------------
warrants to Berkshire, except as otherwise Previously Disclosed, as follows:

          (a)  Organization, Standing and Corporate Power.  Each of General
               ------------------------------------------
and each of its subsidiaries (as defined in Section 9.3) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of General and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.3) with respect to General. General has Previously Disclosed complete and correct copies of the Certificate of Incorporation and Bylaws of General.

          (b)  Subsidiaries.  The only direct or indirect subsidiaries of
               ------------
General and other ownership interests held by General in any other person are those listed in Section 4.2(b) of the Disclosure Schedule or in Exhibit 21 to General's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. Except as set forth in Section 4.2(b) of the Disclosure Schedule or such
Exhibit 21, all the outstanding shares of capital stock or other ownership interests of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by General, by another subsidiary (wholly owned) of General or by General and another such subsidiary (wholly owned), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

          (c)  Capital Structure.  The authorized capital stock of General
               -----------------
consists of 250,000,000 shares of General Common Stock and 20,000,000 shares of preferred stock, of which 1,754,386 shares have been designated as General Preferred Stock. Subject to any Permitted Changes (as defined in Section 5.1(b)) following the date of this Agreement, there are approximately (i) 75,750,000 shares of General Common Stock issued and outstanding, (ii) 1,700,000 shares of General Preferred Stock issued and outstanding, (iii) 27,150,000 shares of General Common Stock and 60,000 shares of General Preferred Stock held in the treasury of General or held by any subsidiary of General; (iv) 1,000,000 shares of General Common Stock reserved for issuance upon exercise of authorized but unissued General Stock Options pursuant to the Option Plans; and (v) 5,500,000 shares of General Common Stock issuable upon exercise of outstanding General Stock Options. As of the date hereof there were no amounts withheld from General's employees' salaries to purchase shares of General Common Stock pursuant to and issuable under the Stock Purchase Plan. Except as set forth in this Section 4.2(c), no shares of capital stock or other equity securities of General are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of General are, and all shares which may be issued pursuant to the Stock Plans will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.2(c) or in the Stock Option Agreement, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of General having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of General may vote. Except as set forth in this Section 4.2(c) or in the Stock Option Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which General or any of its subsidiaries is a party or by which any of them is bound obligating General or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of General or of any of its subsidiaries or obligating General or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than General Stock Options and the Stock Option Agreement, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of General or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of General or any of its subsidiaries and (ii) to the knowledge of General, there are no irrevocable proxies with respect to shares of capital stock of General or any subsidiary of General. Other than pursuant to the Stock Option Agreement, there are no agreements or arrangements pursuant to which General is or could be required to register shares of General Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act").

          (d)  Authority; Noncontravention.  General has the requisite
               ---------------------------
corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to General Stockholder Approval with respect to the consummation of the Transactions and the General Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by General and the consummation by General of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of General, subject, in the case of the Transactions and the General Merger, to General Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by General and each constitutes a valid and binding obligation of General, enforceable against General in accordance with its terms. Except as disclosed in Section 4.2(d) of the Disclosure Schedule, the execution and delivery of this Agreement or the Stock Option Agreement does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of General or any of its subsidiaries under, (i) the Certificate of Incorporation or Bylaws of General or the comparable charter or organizational documents of any of its subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to General or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to General or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to General or could not prevent, hinder or materially delay the ability of General to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to General or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by General or the consummation by General of the transactions contemplated hereby and thereby, except for (i) the filing of a premerger notification and report form by General under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (y) the Proxy Statement/Prospectus, and (z) such reports or schedules under the Exchange Act as may be required in connection with this Agreement or the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement, (iii) the filing of the Certificates of Merger for the Mergers with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which General is qualified to do business, (iv) the filing of appropriate documents with, and approval of, the respective commissioners of insurance of the states of Delaware, Ohio, Connecticut and North Dakota, and of such notices as may be required under the insurance laws of other jurisdictions in which General or any of its subsidiaries is domiciled or does business or is licensed or authorized as an insurance company, and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 4.2(d) of the Disclosure Schedule.

          (e)  SEC Documents; Undisclosed Liabilities.  General has filed all
               --------------------------------------
required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "General SEC Documents"). As of their respective dates, General SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such General SEC Documents, and none of General SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of General included in General SEC Documents (the "General SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of General and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1997, neither General nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the audited balance sheet of General and its subsidiaries as of December 31, 1997 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement or the Stock Option Agreement, (iii) as incurred after December 31, 1997 in the ordinary course of business and consistent with past practice, (iv) as described in General SEC Documents filed since December 31, 1997 (the "Recent General SEC Documents"), or (v) as would not, individually or in the aggregate, have a material adverse effect with respect to General.

          (f)  Information Supplied.  None of the information supplied or to
               --------------------
be supplied by General for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Holding Company in connection with the issuance of Holding Company Common Stock in the Transactions (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to General's stockholders and the Berkshire's stockholders or at the time of General Stockholders Meeting (as defined in Section 6.1(b)) and the Berkshire Stockholders Meeting

(as defined in Section 6.1(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by General with respect to statements made or incorporated by reference therein based on information supplied by Berkshire or Holding Company for inclusion or incorporation by reference therein.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in
               ------------------------------------
the Recent General SEC Documents or in Section 4.2(g) of the Disclosure Schedule, since December 31, 1997, General has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to General; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to General; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without the prior consent of Berkshire; or (iv) any condition, event or occurrence which would prevent, hinder or materially delay the ability of General to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

           (h)  Litigation; Labor Matters; Compliance with Laws.
                -----------------------------------------------

               (i) Except as disclosed in the Recent General SEC Documents, there is no suit, action or proceeding or investigation pending or, to the knowledge of General, threatened against or affecting General or any of its subsidiaries or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to General or prevent, hinder or materially delay the ability of General to consummate the transactions contemplated by this Agreement or the Stock Option Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against General or any of its subsidiaries having, or which, insofar as reasonably could be foreseen by General, in the future could have, any such effect.

               (ii) Neither General nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to General.

               (iii) The conduct of the business of each of General and each of its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to General.

          (i)  Employee Matters.  General has delivered or made available to
               ----------------
Berkshire full and complete copies or descriptions of each material employment, severance, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by General or any of its ERISA Affiliates, for the benefit or welfare of any director, officer, employee or former employee of General or any of its ERISA Affiliates (such plans and arrangements being collectively the "General Benefit Plans"). Each of General Benefit Plans is in material compliance with all applicable laws including ERISA and the Code. The Internal Revenue Service has determined that each General Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and General is aware of no event occurring after the date of such determination that would adversely affect such determination. The liabilities accrued under each such plan are reflected on the latest balance sheet of General included in the Recent SEC Reports in accordance with generally accepted accounting principles applied on a consistent basis. No condition exists that is reasonably likely to subject General or any of its subsidiaries to any direct or indirect liability under Title IV of ERISA or to a civil penalty under Section 502(j) of ERISA or liability under Section 4069 of ERISA or 4975, 4976, or 4980B of the Code or the loss of a federal tax deduction under Section 280G of the Code or other liability with respect to General Benefit Plans that would have a material adverse effect on General and that is not reflected on such balance sheet. No General Benefit Plan (other than any General Benefit Plan that is a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA) is subject to Title IV of ERISA. There are no pending, threatened, or anticipated claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of General Benefit Plans or any trusts related thereto. "ERISA Affiliate" means, with respect to any person, any trade or business, whether or not incorporated, that together with such person would be deemed a "single employer" within the meaning of Section 4001(a)(15) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (j)  Tax Returns and Tax Payments.  General and each of its
               ----------------------------
subsidiaries has timely filed (or, as to subsidiaries, General has filed on its behalf) all Tax Returns (as defined below) required to be filed by it, has paid (or, as to subsidiaries, General has paid on its behalf) all Taxes (as defined below) shown thereon to be due and has provided (or, as to subsidiaries, General has made provision on its behalf of) reserves in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Except as set forth in Section 4.2(j) of the Disclosure
Schedule: (i) no material claim for unpaid Taxes has been asserted against General or any of its subsidiaries in writing by a Tax authority or has become a lien (except for liens for Taxes not yet due and payable or for Taxes that are being disputed in good faith by appropriate proceedings and that have been reserved against in accordance with generally accepted accounting principles) against the property of General or any of its subsidiaries, (ii) no audit of any Tax Return of General or any of its subsidiaries is being conducted by a Tax authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by General or any of its subsidiaries and is currently in effect. Neither General nor any of its Subsidiaries is or has been a member of any consolidated, combined, unitary or aggregate group for Tax purposes except such a group consisting only of General and its subsidiaries. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          (k)  State Antitakeover Laws Not Applicable; No Other Restrictions.
               -------------------------------------------------------------
The Board of Directors of General has approved this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby and such approval constitutes approval of the Transactions and the General Merger and the Stock Option Agreement and the other transactions contemplated hereby and thereby by the Board of Directors of General under the provisions of Section 203 of the DGCL and Article VIII of General's Certificate of Incorporation such that
Section 203 of the DGCL and such Article VIII do not apply to this Agreement or the Stock Option Agreement or the transactions contemplated hereby or thereby. No other state takeover statute or similar statute or regulation of the State of Delaware (or, to the knowledge of General after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Stock Option Agreement or the transactions contemplated hereby or thereby. No provision of the Certificate of Incorporation, Bylaws or other governing instruments of General or any of its subsidiaries or the terms of any rights plan or agreement of General (including the Rights Agreement) would, directly or indirectly, restrict or impair (i) the ability of Berkshire or Holding Company to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of General and its subsidiaries that may be acquired or controlled by Berkshire or Holding Company by virtue of this Agreement or the Stock Option Agreement, the transactions contemplated hereby or thereby or (ii) the rights granted hereunder and thereunder, including without limitation, the right to cause General to repurchase options or equity securities pursuant to the Stock Option Agreement, or permit any stockholder to acquire securities of General, Berkshire or Holding Company, or any of their respective subsidiaries on a basis not available to Berkshire or Holding Company in the event that Berkshire or Holding Company were to acquire securities of General.

          (l)  Environmental Matters.  There are no legal, administrative,
               ---------------------
arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on General or any of its subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the knowledge of General, threatened, against General or any of its subsidiaries, which liability or obligation would have or would reasonably be expected to have a material adverse effect on General or any of its subsidiaries. To the knowledge of General or any of its subsidiaries, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a material adverse effect on General or any of its subsidiaries. To the knowledge of General, during or prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any property, or (iii) its or any of its subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a material adverse effect on General or any of its subsidiaries. Neither General nor any of its subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would have or would reasonably be expected to have a material adverse effect on General or any of its subsidiaries.

          (m)  Properties.  Except as disclosed in the Recent General SEC
               ----------
Documents, each of General and its subsidiaries (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Recent General SEC Documents as being owned by General or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to General's business on a consolidated basis (except properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of
(A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Recent General SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to General's knowledge, the lessor.

           (n)  Insurance Matters.
                -----------------

               (i) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a material adverse effect, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by General or its subsidiaries (the "General Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto and, as to premium rates established by General or any subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

               (ii) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which General or any of its subsidiaries is a party or under which General or any of its subsidiaries has any existing rights, obligations or liabilities are in full force and effect except for such treaties or agreements the failure to be in full force and effect as individually or in the aggregate are not reasonably likely to have a material adverse effect.

               (iii) As of the date hereof, General has no reason to believe that any rating presently held by General or any of its subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

          (o)  Liabilities and Reserves.
               ------------------------

               (i) The reserves carried on General statutory accounting statements of each of General and its subsidiaries for the year ended December 31, 1997 for losses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of General or such subsidiary, as appropriate, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of General and each of its Subsidiaries under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such General statutory accounting statements. The admitted assets of General and each of its subsidiaries as determined under applicable laws are in an amount at least equal to the minimum amounts required by applicable laws.

               (ii) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of General, no claim or assessment is pending or threatened against any subsidiary which is peculiar or unique to such subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a material adverse effect.

          (p)  Investment Advisory and Investment Company Matters.
               --------------------------------------------------

               (i) Neither General nor any of its subsidiaries conducts activities of or is otherwise deemed under law to control an "investment adviser," as such term is defined in Section 2(a)(20) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), whether or not registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), of any person required to be registered as an investment company under the Investment Company Act. Neither General nor any of its subsidiaries is an "investment company" as defined in the Investment Company Act, and neither General nor any of its subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any person that is such an investment company.

               (ii) Neither General nor any of its subsidiaries conduct activities of, controls, owns more than a 20% interest in, or is deemed under applicable law to control, any person that is an investment adviser as defined in the Investment Advisers Act, whether or not registered under such Act, other than such an investment adviser whose only clients are "insurance companies" as defined in Section 2(a)(17) of the Investment Company Act.

          (q)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by General (pursuant to a fee agreement, a copy of which has been provided to Berkshire), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of General.

          (r)  Opinion of Financial Advisor.  General has received the opinion
               ----------------------------
of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that the Merger Consideration to be received in the Transactions by General's stockholders is fair to the holders of General Common Stock from a financial point of view, a signed copy of which opinion will be delivered to Berkshire.

          (s)  Board Recommendation.  The Board of Directors of General, at a
               --------------------
meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Transactions and the General Merger, are fair to and in the best interests of the stockholders of General, and (ii) resolved to recommend that the holders of General Stock approve this Agreement and the transactions contemplated herein, including the Transactions and the General Merger.

          (t)  Rights Agreement.  General has taken all action required so
               ----------------
that the entering into of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Rights to be separated from the shares of General Common Stock with which the Rights are associated, or to be distributed, exercisable, exercised, or nonredeemable or result in the Rights associated with any General Stock beneficially owned by Berkshire or any of its Affiliates or Associates (as defined in the Rights Agreement) to be void or voidable.

          (u)  Required General Vote.  General Stockholder Approval, being the
               ---------------------
affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of General Common Stock and General Preferred Stock, voting together as a single class, is the only vote of the holders of any class or series of General's securities necessary to approve this Agreement, the Transactions and the General Merger and the other transactions contemplated hereby.

     4.3  Representations and Warranties of Berkshire.  Berkshire represents
          -------------------------------------------
and warrants to General, except as otherwise Previously Disclosed, as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Berkshire,
               ------------------------------------------
Holding Company and the subsidiaries of Berkshire is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Berkshire, Holding Company and the other subsidiaries of Berkshire is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Berkshire.

          (b)  Subsidiaries.  The only direct or indirect subsidiaries of
               ------------
Berkshire (other than Holding Company and the Merger Subsidiaries) are listed in
Section 4.3(b) of the Berkshire Disclosure Schedule or on Exhibit 21 to Berkshire's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. All the outstanding shares of capital stock of each such listed subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in Section 4.3(b) of the Berkshire Disclosure Schedule or such Exhibit 21, are owned (of record and beneficially) by Berkshire, by another subsidiary (wholly owned) or by Berkshire and another such subsidiary (wholly owned), free and clear of all Liens.

          (c)  Capital Structure.  The authorized capital stock of Berkshire
               -----------------
consists of 1,500,000 shares of Berkshire Class A Common Stock, 50,000,000 shares of Berkshire Class B Common Stock, and 1,000,000 shares of preferred stock, no par value per share ("Berkshire Preferred Stock"). Subject to such changes as may occur after May 1, 1998, and subject in the case of clauses (i) and (iii) to adjustment as a result of conversions of Berkshire Class A Common Stock into Berkshire Class B Common Stock, there were, as of May 1, 1998: (i) 1,192,905 shares of Berkshire Class A Common Stock, 1,448,918 shares of Berkshire Class B Common Stock, and no shares of Berkshire Preferred Stock issued and outstanding; (ii) 163,583 shares of Berkshire Class A Common Stock held by Berkshire in its treasury; (iii) 35,787,150 shares of Berkshire Class B Common Stock reserved for issuance upon conversion of Berkshire Class A Common Stock; (iv) no shares of Berkshire Class B Common Stock reserved for issuance upon exercise of authorized but unissued options under Berkshire's 1996 Stock Option Plan; and (v) 15,669 shares of Berkshire Class B Common Stock issuable upon exercise of outstanding options under Berkshire's 1996 Stock Option Plan. Except as set forth in this Section 4.3(c), no shares of capital stock or other equity securities of Berkshire are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Berkshire are, and all shares of Holding Company Common Stock which may be issued pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All shares of Holding Company Common Stock issued pursuant to this Agreement will, when so issued, be registered under the Securities Act for such issuance and registered under the Exchange Act, be registered or exempt from registration under any applicable state securities laws, and be listed on the NYSE, subject to official notice of issuance. Except as set forth in this Section 4.3(c), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Berkshire having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Berkshire may vote. Except as set forth in this Section 4.3(c), and except as set forth in the Agreement with respect to Holding Company and the Merger Subsidiaries, there are no outstanding securities, options, warrants, calls, or rights obligating Berkshire or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Berkshire or any of its subsidiaries or obligating Berkshire or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, or right.

          (d)  Authority; Noncontravention.  Berkshire has all requisite
               ---------------------------
corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to the Berkshire Stockholder Approval with respect to the consummation of the Transactions and the Berkshire Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Berkshire and the consummation by Berkshire of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Berkshire subject, in the case of the Transactions and the Berkshire Merger, to the Berkshire Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by, and each constitutes a valid and binding obligation of, Berkshire, enforceable against it in accordance with its terms. The execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Berkshire or any of its subsidiaries under,
(i) the Certificate of Incorporation or Bylaws of Berkshire or the comparable charter or organizational documents of any subsidiary of Berkshire, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Berkshire or any subsidiary of Berkshire or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Berkshire or any subsidiary of Berkshire or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to Berkshire or could not prevent, hinder or materially delay the ability of Berkshire to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Berkshire or any subsidiary of Berkshire in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Berkshire or the consummation by Berkshire of any of the transactions contemplated hereby and thereby, except for
(i) the filing of a premerger notification and report form under the HSR Act,
(ii) the filing with the SEC of (y) the Form S-4 and the Proxy Statement/Prospectus and (z) such reports or schedules under the Exchange Act as may be required in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificates of Merger for the Mergers with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Berkshire is qualified to do business, (iv) the filing of appropriate documents with, and approval of, the respective commissioners of insurance of the states of Delaware, Ohio, Connecticut, and North Dakota, and of such notices as may be required under the insurance laws of other jurisdictions in which Berkshire or any of its subsidiaries is domiciled or does business or is licensed or authorized as an insurance company, and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

          (e)  SEC Documents; Undisclosed Liabilities.  Berkshire has filed
               --------------------------------------
all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (collectively, and in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Berkshire SEC Documents"). As of their respective dates, the Berkshire SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Berkshire SEC Documents, and none of the Berkshire SEC Documents (including any and all financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Berkshire included in the Berkshire SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Berkshire and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1997, neither Berkshire nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the audited balance sheet of Berkshire and its subsidiaries as of December 31, 1997 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement or the Stock Option Agreement, (iii) as incurred after December 31, 1997 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since December 31, 1997 (the "Recent Berkshire SEC Documents"), or (v) as would not, individually or in the aggregate, have a material adverse effect with respect to Berkshire.

          (f)  Information Supplied.  None of the information supplied or to
               --------------------
be supplied by Berkshire or Holding Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to General's stockholders and the Berkshire's stockholders or at the time of General Stockholders Meeting and the Berkshire Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Berkshire or Holding Company with respect to statements made or incorporated by reference therein based on information supplied by General for inclusion or incorporation by reference therein.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in
               ------------------------------------
the Recent Berkshire SEC Documents, since December 31, 1997, Berkshire has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been (i) any material adverse change with respect to Berkshire; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Berkshire; or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Berkshire to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

          (h)  Compliance with Laws.  The conduct of the business of each of
               --------------------
Berkshire and each of its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to Berkshire.

          (i)  State Antitakeover Laws Not Applicable; No Other Restrictions.
               -------------------------------------------------------------
No state takeover statute or similar statute or regulation of the State of Delaware (or, to the knowledge of Berkshire after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement or the transactions contemplated hereby. No provision of the Certificate of Incorporation, Bylaws or other governing instruments of Berkshire or any of its subsidiaries would, directly or indirectly, restrict or impair (i) the ability of Holding Company to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of Berkshire and its subsidiaries that may be acquired or controlled by Holding Company by virtue of this Agreement or the transactions contemplated hereby or (ii) the rights granted hereunder, or permit any stockholder to acquire securities of Berkshire or any of its subsidiaries on a basis not available to Holding Company in the event that Holding Company were to acquire securities of Berkshire.

          (j)  Interim Operations of Holding Company and the Merger
              -----------------------------------------------------
Subsidiaries. Holding Company and the Merger Subsidiaries were formed on June
------------
16, 1998 solely for the purposes of engaging in the transactions contemplated hereby, have engaged in no other business activities and have conducted their respective operations only as contemplated hereby.

          (k)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person is entitled to or may be paid any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Berkshire or Holding Company.

          (l)  Board Recommendation.  The Board of Directors of Berkshire, at
               --------------------
a meeting duly called and held, has by unanimous vote of those directors present (who constituted a quorum) (i) determined that this Agreement and the transactions contemplated hereby, including the Transactions and the Berkshire Merger, are fair to and in the best interests of the stockholders of Berkshire, and (ii) resolved to recommend that the holders of the shares of Berkshire Common Stock approve this Agreement and the transactions contemplated herein, including the Transactions and the Berkshire Merger.

          (m)  Required Berkshire Vote.  The Berkshire Stockholder Approval,
               -----------------------
being the affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Berkshire Common Stock, voting together as a single class, is the only vote of the holders of any class or series of Berkshire's securities necessary to approve this Agreement, the Transactions and the Berkshire Merger and the other transactions contemplated hereby.


                                   ARTICLE 5

                       COVENANTS RELATING TO CONDUCT OF
                           BUSINESS PRIOR TO MERGER

     5.1  Conduct of Business of General.  From the date of this Agreement to
          ------------------------------
the Effective Time (except as otherwise specifically required by the terms of this Agreement), General shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with insureds, reinsurers, customers, suppliers, insurance brokers and agents, and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time and except as otherwise Previously Disclosed or expressly contemplated by this Agreement, General shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Berkshire:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (A) dividends and distributions by a direct or indirect wholly owned subsidiary of General to its parent, (B) regular quarterly cash dividends on General Common Stock not in excess of $0.59 per share, with usual record and payment dates for such dividends in accordance with General's past dividend practice, and (C) regular annual cash dividends on General Preferred Stock not in excess of $6.20 per share (or not in excess of the amount of the "Common Stock Equivalent Dividend" (as defined in Section 2(A) of the Certificate of Designations of General Preferred Stock (the "Certificate of Designations")) if General is required to pay such amount pursuant to Section 2(A) of the Certificate of Designations), with the usual record and payment date for such dividends in accordance with the Certificate of Designations, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of General or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (iii), for (x) the acquisition of shares of General Common Stock from holders of General Stock Options in full or partial payment of the exercise price payable by such holder or tax liability arising in connection therewith (including by way of exercise of cash settlement rights pursuant to the terms of any General Stock Option), upon exercise of General Stock Options outstanding on the date of this Agreement in accordance with their present terms and (y) the redemption of General Preferred Stock as contemplated by Section 3.6 hereof;

          (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of General Common Stock (other than the issuance of General Common Stock upon the exercise of General Stock Options outstanding on the date of this Agreement and in accordance with their present terms, such issuance, together with the acquisitions of shares of General Common Stock permitted under clause (a) above, being referred to herein as "Permitted Changes");

          (c) amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

          (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to General and its subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

          (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of General or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to General or any direct or indirect wholly owned subsidiary of General;

          (g) acquire or agree to acquire any assets that are material, individually or in the aggregate, to General and its subsidiaries taken as a whole, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice;

          (h) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, (ii) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated audited financial statements (or the notes thereof) of General included in the Recent General SEC Documents, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

          (i) adopt or amend in any material respect (except as may be required by law or by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any General Benefit Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under such policies as in effect on the date of this Agreement;

          (j) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

          (k) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Mergers set forth in Article 7 not being satisfied;

          (l) except in the ordinary course of business and consistent with past practice, make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability; and

          (m) authorize any of, or commit or agree to take any of, the foregoing actions.


                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

     6.1  Preparation of Form S-4 and the Proxy Statement/Prospectus;
          -----------------------------------------------------------
Stockholder Meetings.
--------------------

          (a) Promptly following the date of this Agreement, Berkshire and General shall cooperate and prepare, and Berkshire shall cause Holding Company to file with the SEC, the Form S-4, in which a proxy statement will be included as a prospectus (the "Proxy Statement/Prospectus") and Berkshire and General shall each file such Proxy Statement/Prospectus as a proxy statement with the SEC. Each of General and Berkshire shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of General and Berkshire will use its respective reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to their respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Berkshire shall also cause Holding Company to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Holding Company Common Stock in the Mergers, and General shall furnish all information concerning General and the holders of General Common Stock and rights to acquire General Common Stock pursuant to the Stock Plans as may be reasonably requested in connection with any such action.

          (b) General will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "General Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. General will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 4.2(s). Such recommendation, together with a copy of the opinion referred to in Section 4.2(r), shall be included in the Proxy Statement/Prospectus. General will use reasonable efforts to hold such meeting as soon as practicable after the date hereof.

          (c) Berkshire will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Berkshire Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. Berkshire will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 4.3(l). Such recommendation shall be included in the Proxy Statement/Prospectus. Berkshire will use reasonable efforts to hold such meeting as soon as practicable after the date hereof.

          (d) General will cause its transfer agent to make stock transfer records relating to General available to the extent reasonably necessary to effectuate the intent of this Agreement.

     6.2  Letter of General's Accountants.  General shall use its best efforts
          -------------------------------
to cause to be delivered to Berkshire and Holding Company a letter from Coopers & Lybrand L.L.P., General's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Berkshire and Holding Company, in form and substance reasonably satisfactory to Berkshire and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     6.3  Berkshire Access to Information.
          -------------------------------

          (a) General shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Berkshire and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to Berkshire (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as Berkshire may from time to time reasonably request. No investigation pursuant to this Section 6.3 shall affect any representations or warranties of General herein or the conditions to the obligations of the parties hereto.

          (b) General shall report on operational matters and promptly advise Berkshire orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on General and its subsidiaries taken as a whole.

     6.4  Best Efforts.  Each of the parties agrees to use its best efforts to
          ------------
take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, the Mergers and the other transactions contemplated by this Agreement and the Stock Option Agreement. Berkshire and General will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement and the Stock Option Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

     6.5  Indemnification.
          ---------------

          (a) General shall, and from and after the Effective Time Holding Company shall, indemnify, defend, protect and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of General or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of General or any of its subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and
(ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Stock Option Agreement or the transactions contemplated hereby and thereby; provided,
                                                               --------
however, that, in the case of General, such indemnification shall only be to the
-------
fullest extent a corporation is permitted under the DGCL to indemnify its own directors and officers, and in the case of Holding Company, such indemnification shall not be limited by the DGCL but such indemnification shall not be applicable to any claims made against any Indemnified Party if a judgment or other final adjudication established that (A) his or her acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arising out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which he or she was not legally entitled. General or Holding Company, as the case may be, will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding, to the fullest extent permitted by law upon receipt of any undertaking contemplated by
Section 145(e) of the DGCL. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and General (or them, General and Holding Company after the

Effective Time), (ii) General (or, after the Effective Time, the Holding Company) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) General (or, after the Effective Time, Holding Company) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither General nor Holding Company shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify General and Holding Company (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6.5 except to the extent such failure prejudices such party), and shall deliver to General (or after the Effective Time, Holding Company) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (b) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     6.6  Expenses.  Whether or not the Transactions is consummated, all costs
          --------
and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the expenses in connection with printing and mailing the Proxy Statement/Prospectus and the Form S-4, as well as all SEC filing fees relating to the transactions contemplated herein, shall be shared equally between Berkshire and General.

     6.7  Public Announcements.  Berkshire and General will consult with each
          --------------------
other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Transactions and the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or as are agreed upon in advance. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     6.8  Affiliates.  Prior to the Closing Date, General shall deliver to
          ----------
Holding Company a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of General, "affiliates" of General for purposes of Rule 145 under the Securities Act. General shall use its best efforts to cause each such person to deliver to Holding Company on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit E hereto.

     6.9  Stock Exchange Listing.  Berkshire shall use its best efforts to
          ----------------------
cause the shares of Holding Company Common Stock to be issued in the Transactions to be approved for listing on the NYSE, subject to notice of issuance, prior to the Closing Date.

     6.10 Takeover Statutes.  If any "fair price," "moratorium," "control
          -----------------
share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the parties hereto and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     6.11 No Solicitation.
          ---------------

          (a) General shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a General Takeover Proposal (as defined in Section 6.11(e)) or (ii) participate in any discussions or negotiations regarding any General Takeover Proposal; provided, however, that if the Board of Directors of General determines in good
--------  -------
faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to General's stockholders under applicable law, General may, in response to any General Superior Proposal (as defined in Section 6.11(e)) made prior to the General Stockholder Approval, which proposal was not solicited by it and which did not otherwise result from a breach of this Section 6.11(a), and subject to providing prior written notice of its decision to take such action to Berkshire and compliance with Section 6.11(c), (x) furnish information with respect to General and its subsidiaries to any person making a General Superior Proposal pursuant to a customary confidentiality agreement (as determined by General based on the advice of its outside counsel) and (y) participate in discussions or negotiations regarding such General Superior Proposal.

          (b) Except as expressly permitted by this Section 6.11, neither the Board of Directors of General nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Berkshire, the approval or recommendation by such Board of Directors or such committee of the Transactions or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any General Takeover Proposal, or
(iii) cause General to enter into any General Acquisition Agreement (as defined in Section 6.11(e)). Notwithstanding the foregoing, the Board of Directors of General, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a General Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to General's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a General Acquisition Agreement with respect to any General Superior Proposal, but only at a time that is after the second business day following Berkshire's receipt of written notice advising Berkshire that the Board of Directors of General is prepared to accept a General Superior Proposal, specifying the material terms and conditions of such General Superior Proposal and identifying the person making such General Superior Proposal, all of which information will be kept confidential by Berkshire.

          (c)  In addition to the obligations of General set forth in paragraphs
(a) and (b) of this Section 6.11, General shall immediately advise Berkshire orally and in writing of any request for information or any General Takeover Proposal, the material terms and conditions of such request or General Takeover Proposal and the identity of the person making such request or General Takeover Proposal. General will keep Berkshire reasonably informed of the status and details (including amendments or proposed amendments) of any such request or General Takeover Proposal.

          (d) Nothing contained in this Section 6.11 shall prohibit General from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to General's stockholders if, in the good faith judgment of the Board of Directors of General, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided,
                                                                 --------
however, that, neither General nor its Board of Directors nor any committee
-------
thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Transactions or approve or recommend, or propose publicly to approve or recommend, a General Takeover Proposal.

          (e)  For purposes of this Agreement:

               (i) "General Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20%or more of the net revenues, net income or assets of General and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of General, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of General, or any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving General (or any General subsidiary whose business constitutes 20% or more of the net revenues, net income or assets of General and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement or the Stock Option Agreement.

               (ii) "General Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to General's stockholders consisting of cash and/or securities, all of the shares of General's capital stock then outstanding or all or substantially all the assets of General, on terms which the Board of Directors of General determines in its good faith judgment to be more favorable to General's stockholders than the Transactions and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of General, is reasonably capable of being obtained by such third party.

               (iii) "General Acquisition Agreement" means any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any General Takeover Proposal.

     6.12  Certain Agreements.  Neither General nor any subsidiary of General
           ------------------
will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Berkshire.

     6.13  Employee Benefits.
           -----------------

           (a) Except as Previously Disclosed, Berkshire and General agree that General Benefit Plans shall, to the extent practicable, remain in effect without material amendment until the Effective Time and that thereafter the Holding Company will maintain, subject to such changes and modifications as may be necessary or desirable to facilitate compliance by Holding Company and its subsidiaries with applicable statutory and regulatory requirements and the terms thereof, substantially similar plans (other than the Stock Plans) for a period of at least three years after the Effective Time; provided, that none of Berkshire, Holding Company nor General shall be required to issue any shares of its equity securities (other than pursuant to Stock Options assumed under Section 3.4(d)(i) or as otherwise Previously Disclosed) in connection with such plans.

           (b) Berkshire will and will cause the Holding Company to honor without material modification for a period of at least three years after the Effective Time all employee severance plans (or policies) and employment and severance agreements of General or any of its subsidiaries in existence on the date hereof.

           (c) Except as Previously Disclosed, Berkshire and General will use their reasonable best efforts to agree on compensation plans for the officers and employees of General after the Effective Time to provide them incentive compensation for a period of at least three years following the Effective Time that in the aggregate is reasonably comparable (without giving any effect to any payments to them resulting from the Transactions) to that historically provided by the Stock Plans, except that none of Berkshire, Holding Company nor General shall be required to issue any shares of its equity securities (other than pursuant to

Stock Options assumed under Section 3.4(d)(i) or as otherwise Previously Disclosed) in connection with such compensation plans.

     6.14  Tax Matters.
           -----------

           (a) The parties hereto shall file as soon as practicable following the date hereof a private letter ruling request (the "Ruling Request") with the IRS seeking each of the three rulings set forth on Exhibit D hereto (the "351(e) Ruling," the "No Gain or Loss Ruling," and the "368(c) Ruling," as further described on Exhibit D, collectively the "Rulings"), and agree to cooperate with each other in seeking, and use reasonable best efforts to obtain, such Rulings by the IRS as soon as practicable thereafter.

           (b) If the Partial Cash Election has not been made, the parties hereto shall cooperate with each other to (i) cause the Mergers to be treated as transfers of property to Holding Company by the holders of Berkshire Common Stock and General Common Stock governed by Section 351(a) or 351(b) of the Code and (ii) obtain the opinions of counsel required to be delivered pursuant to Sections 7.2(c)(i) and 7.3(c) hereof and the Rulings (other than a Ruling that the IRS has informed Berkshire it will not grant). If the Partial Cash Election has been made, the parties shall cooperate with each other to (i) cause the General Merger not to qualify as a reorganization within the meaning of Section 368 of the Code and (ii) obtain the opinions of counsel required to be delivered pursuant to Section 7.2(c)(ii). If the Partial Cash Election has been made and one or both of the opinions referred to in Section 7.2(c)(ii) are not delivered, the parties shall cooperate with each other to seek to restructure the transactions contemplated hereby in order to allow such opinions to be delivered; provided, however, that in no event shall the cash portion of the merger consideration for such restructured transaction exceed 3% of the total merger consideration. In connection with the foregoing opinions, each of Berkshire, Holding Company, General and the Merger Subsidiaries, as appropriate, shall (x) deliver to Munger, Tolles & Olson LLP and Wachtell, Lipton, Rosen & Katz, as appropriate, customary representation letters in form and substance reasonably satisfactory to such counsel and (y) use its reasonable best efforts to obtain representation letters from appropriate stockholders and deliver such letters to such counsel.


                                   ARTICLE 7

                             CONDITIONS PRECEDENT

     7.1  Conditions to Each Party's Obligation To Effect the Transactions.
          ----------------------------------------------------------------
The respective obligation of each party to effect the Transactions is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  General Stockholder Approval.  General Stockholder Approval
               ----------------------------
shall have been obtained.

          (b)  Berkshire Stockholder Approval.  The Berkshire Stockholder
               ------------------------------
Approval shall have been obtained.


          (c)  NYSE Listing.  The shares of Holding Company Common Stock
               ------------
issuable to General's and Berkshire's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to notice of issuance.

          (d)  HSR Act.  The waiting period (and any extension thereof)
               -------
applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

          (e)  No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions or any of the Mergers shall be in effect; provided, however, that the parties hereto shall use their best efforts to have
--------  -------
any such injunction, order, restraint or prohibition vacated.

          (f)  Form S-4.  The Form S-4 shall have become effective under the
               --------
Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the issuance of the Holding Company Common Stock shall have been complied with.

          (g)  Rulings.  One of the following shall have occurred: (i) Berkshire
               -------
shall have received written notice of the issuance of the 351(e) Ruling and the No Gain or Loss Ruling, or (ii) if the IRS will not grant the 351(e) Ruling as a result of the Treasury Department having withdrawn the Proposed Regulations, Berkshire shall have received written notice of the issuance of the No Gain or Loss Ruling or the 368(c) Ruling, or (iii) Berkshire shall have made or be deemed to have made the Partial Cash Election, or (iv) Berkshire shall have declined to make the Partial Cash Election.

          (h)  Consents, etc.  Berkshire and General shall have received
               -------------
evidence, in form and substance reasonably satisfactory to each, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Berkshire or General or the failure of which to have been received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) materially dilute the aggregate benefits to the parties of the Transactions.

     7.2  Conditions to Obligation of Berkshire.  The obligation of Berkshire
          -------------------------------------
to effect the Transactions is further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of General set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall be true and correct as of such date); provided that for purposes of determining the satisfaction of the foregoing,
--------
such representations and warranties shall be deemed true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality", "material adverse change" or "material adverse effect") have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on General or on the ability of General to consummate the transactions herein contemplated or to perform its obligations hereunder. Berkshire shall have received a certificate signed on behalf of General by the chief executive officer and the chief financial officer of General to such effect.

          (b)  Performance of Obligations of General.  General shall have
               -------------------------------------
performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to General or the ability of General to consummate the transactions herein contemplated or perform its obligations hereunder), and Berkshire shall have received a certificate signed on behalf of General by the chief executive officer and the chief financial officer of General to such effect.

          (c)  Tax Matters.
               -----------

               (i) If there has been no Partial Cash Election, (I) Treasury Regulation Section 1.351-1(c) as in effect on the date hereof (or as may be amended prior to the Closing Date either (x) in a manner effecting only the diversification test of Treasury Regulation Section 1.351-1(c)(1)(i) and not the test of Treasury Regulation Section 1.351-1(c)(1)(ii) or (y) solely to conform the Final Regulations to the amendments made to Section 351(e)(1) of the Code by the Taxpayer Relief Act of 1997) (the "Final Regulations") shall be in effect, (II) either (A) Berkshire shall have received the 351(e) Ruling and the No Gain or Loss Ruling or (B) the Proposed Regulations shall have been withdrawn and Berkshire shall have received either the No Gain or Loss Ruling or the 368(c) Ruling, and (III) Berkshire shall have received the opinion of Munger, Tolles & Olson LLP, counsel to Berkshire, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Berkshire Merger will be treated as a transfer of property to Holding Company by the holders of Berkshire Common Stock governed by Section 351(a) or 351(b) of the Code.

               (ii) If there has been a Partial Cash Election, Berkshire shall have received the opinions of Munger, Tolles & Olson LLP, counsel to Berkshire, and Wachtell, Lipton Rosen & Katz, counsel to General, based upon reasonably requested representation letters and dated the Closing Date, that the transactions will not qualify as a reorganization within the meaning of Section 368 of the Code, the Merger Consideration will be taxable to the stockholders of General, and the Transactions will not be a taxable transaction to either Berkshire or its stockholders.

          (d)  Redemption of General Preferred Stock.  All shares of General
               -------------------------------------
Preferred Stock shall have been redeemed in accordance with the terms of the Certificate of Designations, the DGCL and applicable state and federal securities laws.

     7.3  Conditions to Obligation of General.  The obligation of General to
          -----------------------------------
effect the Transactions is further subjected to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Berkshire set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall be true and correct as of such date); provided that for purposes of determining the satisfaction of the
            --------
foregoing, such representations and warranties shall be deemed true and correct if the failure or failures of such representations and warranties to be so true are correct (excluding the effect of any qualification set forth therein relating to "materiality", "material adverse change" or "material adverse effect") have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Berkshire or on the ability of Berkshire to consummate the transaction herein contemplated or to perform its obligations hereunder. General shall have received a certificate signed on behalf of Berkshire by the chief executive officer and the chief financial officer of Berkshire to such effect.

          (b)  Performance of Obligations of Berkshire.    Berkshire shall have
               ---------------------------------------
performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Berkshire or the ability of Berkshire to consummate the transactions herein contemplated or perform its obligations hereunder), and General shall have received a certificate signed on behalf of Berkshire by the chief executive officer and the chief financial officer of Berkshire to such effect.

          (c)  Tax Opinion.    If there has been no Partial Cash Election and
               -----------
Berkshire shall have received any of the Rulings, General shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to General, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the General Merger will be treated as a transfer of property to Holding Company by the holders of General Common Stock governed by Section 351(a) or 351(b) of the Code.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  This Agreement may be terminated and abandoned at any
          -----------
time prior to the Effective Time, whether before or after approval of the Transactions by the stockholders of General and Berkshire:

          (a)  by mutual written consent of Berkshire and General; or

          (b) by either Berkshire or General if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting one or both of the Mergers or the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) by either Berkshire or General if the Transactions shall not have been consummated on or before June 1, 1999 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); or

          (d) by either Berkshire or General, if any required approval of the stockholders of General shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (e) by either General or Berkshire, if any required approval of the stockholders of Berkshire shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (f) by Berkshire, (i) if General shall have (A) withdrawn, modified or amended in any respect adverse to Berkshire or Holding Company its approval or recommendation of this Agreement or the Transactions, (B) failed as soon as practicable to mail the Proxy Statement to its stockholders or failed to include in such statement such recommendation, (C) recommended any General Takeover Proposal from a person other than Berkshire or (D) resolved to do any of the foregoing, or (ii) if (A) General shall have exercised a right specified in the proviso to Section 6.11(a) with respect to any General Superior Proposal and shall, directly or through agents or representatives, continue discussions with any third party concerning such General Superior Proposal for more than 10 business days after the date of receipt of such General Superior Proposal, or
(B) (x) a General Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to General which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (y) General shall not have rejected such proposal within 10 business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed; or

          (g) by General, if General exercises the right of termination specified in Section 6.11(b) with respect to a General Superior Proposal; or

          (h) by Berkshire, if General fails to perform any of its material obligations under this Agreement and such failure has not been cured within thirty days after receipt by General of written notice of such failure from Berkshire; or

          (i) by General, if Berkshire fails to perform any of its material obligations under this Agreement and such failure has not been cured within thirty days after receipt by Berkshire of written notice of such failure from General.

     8.2  Effect of Termination.
          ---------------------

          (a) In the event of termination of this Agreement by either General or Berkshire as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Berkshire or General, other than pursuant to the provisions of Section 6.6 and this Section 8.2. Nothing contained in this Section shall, however, relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to any such termination.

          (b) In the event that this Agreement is terminated by General pursuant to Section 8.1(g) or, after the date hereof but prior to any termination of this Agreement, General or General's Board of Directors or any committee thereof shall have taken any action to make the Rights Agreement inapplicable (through termination or otherwise) to any person other than Berkshire or Holding Company, then, concurrently with any such termination or action, General shall pay Berkshire a fee equal to $400 million by wire transfer of same day funds, and General shall reimburse Berkshire its out-of-pocket expenses related to this Agreement and the transactions contemplated hereby promptly upon request therefor.

          (c) In the event that (A) this Agreement is terminated by Berkshire pursuant to Section 8.1(f) or (B) a General Takeover Proposal shall have been made to General or any of its subsidiaries or stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a General Takeover Proposal and thereafter this Agreement is terminated by either Berkshire or General pursuant to Section 8.1(d), and, in the case of either clause (A) or clause (B), within 18 months after the date of such termination General enters into any General Acquisition Agreement relating to any General Takeover Proposal, then General shall promptly, but in no event later than two business days after the date such is entered into, pay Berkshire a fee equal to $400 million by wire transfer of same day funds, and General shall reimburse Berkshire its out-of-pocket expenses related to this Agreement and the transactions contemplated hereby promptly upon request therefor.

          (d) General acknowledges that the agreements contained in Section 8.2(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that the amounts to be paid pursuant to Section 8.2(b) and (c) constitute liquidated damages and not a penalty.

     8.3  Amendment.  This Agreement may be amended by the parties at any time
          ---------
before or after required approval of the Transactions by the stockholders of General and of Berkshire; provided, however, that after such approvals, there
                          --------  -------
shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4  Extension; Waiver.  At any time prior to the Effective Time, the
          -----------------
parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE 9

                              GENERAL PROVISIONS

     9.1  Nonsurvival of Representations and Warranties.  None of the
          ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     9.2  Notices.  All notices, requests, claims, demands and other
          -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Berkshire, to:

                    Berkshire Hathaway Inc.
                    1440 Kiewit Plaza
                    Omaha, NE  68131
                    Attn:  Warren E. Buffett

               with a copy to:

                    Munger, Tolles & Olson LLP
                    355 South Grand Avenue, 35th Floor
                    Los Angeles, California  90071-1560
                    Attn:  R. Gregory Morgan

          (b)  if to General, to:

                    General Re Corporation
                    695 East Main Street
                    Stamford, CT  06904
                    Attn:  Charles F. Barr, General Counsel

               with a copy to:

                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York 10019
                    Attn:  Edward D. Herlihy

     9.3  Definitions.  For purposes of this Agreement:
          -----------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with General or Berkshire, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole; provided, however, that, (i) a decline in general economic
            --------  -------
conditions affecting General or Berkshire or events or conditions, including property catastrophe losses, generally affecting the industry in which General or Berkshire operate shall not be deemed to be a "material adverse change" or to have a "material adverse effect" with respect to either such party or its subsidiaries; and (ii) in no event shall changes in the market prices of portfolio securities owned by Berkshire or its subsidiaries or General or its subsidiaries be deemed to be a "material adverse change" or to have a "material adverse effect" with respect to Berkshire or its subsidiaries or General or its subsidiaries, respectively;

          (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person; provided that General's Employee Stock Savings and Ownership Plan, shall
        --------
not be considered a subsidiary of General for purposes of this Agreement.

     9.4  Interpretation.  A reference made in this Agreement to an Article,
          --------------
Section, Exhibit or Schedule, shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.5  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     9.6  Entire Agreement; No Third-Party Beneficiaries.  This Agreement and
          ----------------------------------------------
the Stock Option Agreement together constitute the entire agreement between the parties, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of such agreements. Except as provided in Section 6.5, this Agreement is not intended to confer upon any person other than the parties any rights or remedies.

     9.7  Governing Law.  This Agreement shall be governed by, and construed
          -------------
in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.8  Assignment.  Except as stated herein with respect to Holding Company
          ----------
and the Merger Subsidiaries, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that the rights and obligations of Holding Company may be assigned under this agreement to any direct wholly owned subsidiary of Berkshire. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     9.9  Enforcement.  The parties agree that irreparable damage would occur
          -----------
in the event that any of the provisions of this Agreement or the Stock Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Stock Option Agreement and to enforce specifically the terms and provisions of this Agreement or the Stock Option Agreement in any court of the State of Delaware or of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or the Stock Option Agreement or any of the transactions contemplated by this Agreement or the Stock Option Agreement, and each party agrees (a) it will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court and (b) it will not bring any action relating to this Agreement or the Stock Option Agreement or any of the transactions contemplated by this Agreement or the Stock Option Agreement in any court other than any such court.

     9.10 Severability.  Whenever possible, each provision or portion of any
          ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

          IN WITNESS WHEREOF, Berkshire and General have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              BERKSHIRE HATHAWAY INC.


                              By:  /s/ Warren E. Buffett
                                   --------------------------------------
                                   Warren E. Buffett
                              Its: Chairman and Chief Executive Officer



                              GENERAL RE CORPORATION


                              By:  /s/ Ronald E. Ferguson
                                   --------------------------------------
                                   Ronald E. Ferguson
                              Its: Chairman and Chief Executive Officer